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                                                                    EXHIBIT 21.1



                          NOVEON, INC. SUBSIDIARIES

NAME:                                    COUNTRY OR STATE OF INCORPORATION:
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Cymetech, LLC                                         USA - Delaware
FCC Acquistion Corp.                                  USA - Delaware
Noveon China, Inc.                                    USA - Delaware
Noveon Diamalt, Inc.                                  USA - Delaware
Noveon FCC, Inc.                                      USA - Delaware
Noveon Hilton Davis, Inc.                             USA - Delaware
Noveon Holding Corporation                            USA - Delaware
Noveon Textile Chemicals, Inc.                        USA - Delaware
Performance Materials I Inc.                          USA - Delaware
Performance Materials I LLC                           USA - Delaware
Performance Materials II LLC                          USA - Delaware
Noveon IP Holdings Corp.                              USA - Illinois
Noveon Kalama, Inc.                                   USA - Washington
BFGoodrich Chemical Belgie BVBA                       Belgium
BFGoodrich Europe Coordination Center BVBA            Belgium
BFGoodrich Realty Europe BVBA                         Belgium
Performance Materials (Bermuda) Ltd.                  Bermuda
Goodrich Canada Inc.                                  Canada
PMD Chemicals Canada Co.                              Canada
Yantai Prince Chemical Co. Ltd.                       China
Chongqing Diamalt Biochemical Co. Ltd.                China
Youli Piping Co., Ltd.                                China
BFGoodrich Diamalt SA                                 France
PMD France                                            France
Kalama Foreign Sales Corporation                      Guam
BFGoodrich Chemical (Deutschland) GmbH                Germany
BFGoodrich Diamalt GmbH                               Germany
Diamalt GmbH                                          Germany
Freedom Chemical Diamalt Beteiligungs GmbH            Germany
Lyomark Pharma GmbH                                   Germany

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PMD Germany GmbH                                      Germany
BFGoodrich Performance Materials Asia Pacific Ltd.    Hong Kong
PMD Hong Kong Limited                                 Hong Kong
BFGoodrich Diamalt Pvt. Ltd.                          India
Indiamalt Pvt. Ltd.                                   India
BFGoodrich Chemical Italia, S.r.l.                    Italy
Diamalt S.r.l.                                        Italy
BFGoodrich Korea, Inc.                                Korea
BFGoodrich Performance Materials Sdn Bhd              Malaysia
BFGoodrich de Mexico, S.A. de C.V.                    Mexico
BFGoodrich Chemical Sales Company BV                  The Netherlands
BFGoodrich TempRite Resin BV                          The Netherlands
Martel Invest B.V.                                    The Netherlands
Performance Materials Holdings Netherlands C.V.       The Netherlands
Performance Materials Netherlands B.V.                The Netherlands
Mydrin SA                                             South Africa
BFGoodrich Chemical Spain, S.A.                       Spain
Taysung Enterprises Co., Ltd.                         Taiwan
BFGoodrich Chemicals (UK) Ltd.                        United Kingdom
Pagemight Limited                                     United Kingdom